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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  March 25, 2003

                         HOME CITY FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




             OHIO                      0-21809                  34-1839475
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(State or other jurisdiction    (Commission File No.)    (IRS Employer I.D. No.)
      of incorporation)




              2454 North Limestone Street, Springfield, Ohio 45503
          ------ -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:        (937) 390-0470
                                                    ---------------------------



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Item 5. Other Events and Regulation FD Disclosure.


     On March 25, 2003, Home City Financial Corporation issued a News Release, which follows:


     NEWS RELEASE
     FOR IMMEDIATE RELEASE

     Home City Financial Corporation Announces Hiring Chief Executive Officer

     Springfield, Ohio, March 25, 2003 - Jack Conroy, Chairman of the Board of Directors of Home City Financial Corporation ("HCFC"), parent company of Home City Federal Savings Bank of Springfield, Ohio, today announced the hiring of J. William Stapleton as Chief Executive Officer/Chief Operating Officer of both HCFC and the Bank. Mr. Conroy stated, "Bill brings a strong financial background along with a commitment to continue emphasizing community banking values." Bill, a Certified Public Accountant, has over 24 years of local banking experience with Security National Bank. He is a graduate of Wright State University, and he and his wife, Suzy, are life-long residents of Clark County who are involved in numerous charities and foundations that benefit our community.

     Bill will assume the responsibilities for the overall day-to-day operations of the Bank commencing on March 28, 2003. Douglas L. Ulery will retain the title of President.

     Information on transactions in HCFC's shares is quoted on The Nasdaq SmallCap Market under the symbol "HCFC."

     Contact: Douglas L. Ulery
              President
              (937) 390-0470



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HOME CITY FINANCIAL CORPORATION



                                       By: /s/   Charles A. Mihal
                                           --------------------------------
                                           Charles A. Mihal
                                           Treasurer and Chief Financial Officer


Date:  March 27, 2003